Exhibit 99.1

FOR IMMEDIATE RELEASE	Company Contact:
Ralph Castner/Chief Financial Officer
308-255-1227
Chris Gay/Treasurer
308-255-2905
Joe Arterburn/Corporate Communications
308-255-1204
Cabela’s Incorporated

Investor/Media Contact:
Integrated Corporate Relations
203-222-9013
Investor: Chad A. Jacobs
Media: Mike Fox/Megan McDonnell

CABELA’S INC. REPORTS THIRD QUARTER RESULTS

-Q3 Total Revenue Increased 15.9% to a Record $383.8 Million-

-Q3 Total Retail Revenue Increased 36.8%-

-Q3 Operating Income Increased 45.2% to $25.5 Million as Operating Margin Increased 130 Basis Points-

-Company Reported Q3 Fully-Diluted EPS Increased 31.6% to $0.25 vs. $0.19-

- Year-to-Date Total Revenues Increased 15.7% to $976.9 Million-

-Year-to-Date Fully-Diluted EPS Increased 43.3% to $0.43 -

SIDNEY, Neb. (October 28, 2004) – Cabela’s Incorporated (NYSE: CAB) today reported financial results for the third fiscal quarter of 2004 and the nine months ended October 2, 2004.

Total revenue for the third fiscal quarter of 2004 increased 15.9% to $383.8 million compared to $331.2 million for the third fiscal quarter of 2003. Net income for the third fiscal quarter of 2004 increased 61.2% to $16.5 million, or $0.25 per diluted share, compared to $10.2 million, or $0.19 per diluted share, for the third fiscal quarter of 2003. The Company noted that, as a result of the recapitalization in the third fiscal quarter of 2003, and the Company’s recent public offering, weighted average diluted shares outstanding increased 20.0% to 66.4 million during the third fiscal quarter of 2004 compared to 55.4 million during the third fiscal quarter of 2003.

During the third fiscal quarter of 2004: direct revenue increased 3.8% to $221.0 million; retail revenue increased 36.8% to $140.5 million, despite a same store sales decline of 3.0%; and financial services revenue increased 39.9% to $22.3 million, all over the third fiscal quarter of 2003.

Total revenue for the nine months ended October 2, 2004 increased 15.7% to $976.9 million compared to $844.4 million for the nine months ended September 27, 2003. Net income for the nine months ended October 2, 2004 increased 61.8% to $26.5 million compared to $16.4 million for the nine months ended September 27, 2003. The Company reported diluted earnings per share growth of 43.3% to $0.43, on 62.2 million weighted average diluted shares for the nine months ended October 2, 2004, compared to $0.30, on 54.2 million weighted average diluted shares for the nine months ended September 27, 2003.

Also for the nine months ended October 2, 2004: direct revenue increased 4.9% to $592.7 million; retail revenue increased 38.9% to $327.5 million, with a same store sales increase of 1.3%; and financial services revenue increased 30.9% to $53.7 million, all over the nine-month period ended September 27, 2003.

Dennis Highby, Cabela’s President and Chief Executive Officer commented, “Once again, we were pleased to achieve record revenues and profits during the quarter. Our ability to continue to drive operating margin expansion allowed us to translate a 16% gain in sales into a 32% increase in earnings per share. As we head into our peak selling season, our momentum is positive and we are dedicated to effectively executing our strategic initiatives.”

Mr. Highby continued, “Total retail sales increased more than 36% during the quarter, although same store sales fell 3%. We believe the decrease in same store sales was primarily due to a delay in the printing and shipping of a promotional gift card. We are also very pleased as our new stores continue to outperform expectations. In particular, our 176,000 square foot store in Wheeling, West Virginia has performed well since its opening this past August, and our Hamburg, Pennsylvania location remains one of our most profitable stores to date. The strong performance of these newer stores gives us a heightened degree of confidence as we accelerate our retail expansion into the future. As previously announced, we plan to open two stores in Texas and one in Utah in fiscal 2005. In addition, we recently announced we are in negotiations for two new locations; one in Wheat Ridge, Colorado, slated to open in fiscal 2006, and one in East Rutherford, New Jersey, slated to open in fiscal 2007.”

Mr. Highby concluded, “We are focused on continually improving our operating platform and further building on our leadership position in the outdoor industry. We move forward with a powerful brand, strong financials, significant growth prospects and a management team committed to capitalizing on the many opportunities that lie ahead to deliver long-term value to our shareholders.”

Conference Call Information

A conference call to discuss third quarter 2004 operating results is scheduled for today (Thursday, October 28, 2004) at 4:30 PM Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com and clicking on Cabela’s Third Quarter 2004 Earnings Conference Call Webcast. A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the nation’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s has grown to become one of the most well known outdoor recreation brands in the United States, and has long been recognized as the World’s Foremost Outfitter®. Through Cabela’s established direct business and its growing number of destination retail stores, it offers a wide and distinctive selection of high quality outdoor products at competitive prices while providing superior customer service. Cabela’s operates as an integrated multi-channel retailer, offering its customers a seamless shopping experience through its catalogs, website and destination retail stores. Cabela’s also issues the Cabela’s Club® VISA credit card through which it offers a related customer loyalty rewards program as a vehicle for strengthening its customer relationships.

CAUTIONARY STATEMENT FOR THE PURPOSE OF THE SAFE HARBOR PROVISIONS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release and the related webcast (other than historical information) contain “forward-looking statements” that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the ability to negotiate favorable lease and economic development arrangements; expansion into new markets; market saturation due to new destination retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company’s growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company’s products; supply and delivery interruptions; adverse weather conditions; fluctuations in operating results; adverse economic conditions; increased fuel prices; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; increased government regulation; inadequate protection of the Company’s intellectual property; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the “Risk Factors” section of the Company’s most recently filed S-1, which is available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “plan,” “will” and similar statements are intended to identify forward-looking statements. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA’S INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollar Amounts in Thousands Except Share and Per Share Amounts)

(Unaudited)

	October 2, 2004	January 3, 2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$78,981	$192,581
Accounts receivable	28,624	32,826
Credit card loans receivable held for sale	88,180	28,013
Inventories	364,366	262,763
Prepaid expenses and deferred catalog costs	50,605	31,035
Other current assets	31,750	34,413

Total current assets	642,506	581,631

PROPERTY AND EQUIPMENT, NET	280,111	264,991

OTHER ASSETS:
Marketable securities	126,091	72,632
Other	58,670	44,299

Total other assets	184,761	116,931

Total assets	$1,107,378	$963,553

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$117,305	$91,524
Unpresented checks net of bank balance	14,745	36,788
Accrued expenses and other liabilities	36,579	42,939
Gift certificates and credit card reward points	77,833	80,570
Accrued employee compensation, benefits, and savings plan	38,189	58,217
Time deposits	40,953	12,900
Current maturities of long-term debt	28,224	3,013
Income taxes payable	22,914	27,100

Total current liabilities	376,742	353,051

LONG-TERM LIABILITIES	204,330	237,987

STOCKHOLDERS’ EQUITY	526,306	372,515

Total liabilities and stockholders’ equity	$1,107,378	$963,553

CABELA’S INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollar Amounts in Thousands Except Per Share and Share Amounts)

(Unaudited)

	Three months ended		Nine months ended
	October 2, 2004	September 27, 2003	October 2, 2004	September 27, 2003
REVENUES:
Merchandise sales	$361,439	$315,614	$920,124	$800,923
Financial services revenue	22,276	15,922	53,709	41,029
Other revenue	95	(327)	3,033	2,406

Total revenues	383,810	331,209	976,866	844,358

COST OF REVENUE:
Cost of merchandise sales	227,346	200,427	585,142	509,604
Cost of other revenue	43	(1,477)	3,208	1,376

Total cost of revenue (exclusive of depreciation and amortization)	227,389	198,950	588,350	510,980

Gross profit	156,421	132,259	388,516	333,378

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	130,926	114,700	347,086	304,162

OPERATING INCOME	25,495	17,559	41,430	29,216

OTHER INCOME (EXPENSE):
Interest income	132	24	269	278
Interest expense	(2,055)	(2,945)	(6,100)	(8,504)
Other income, net	1,897	1,309	5,227	4,401

	(26)	(1,612)	(604)	(3,825)

INCOME BEFORE PROVISION FOR INCOME TAXES	25,469	15,947	40,826	25,391
INCOME TAX EXPENSE	8,966	5,710	14,290	8,987

NET INCOME	$16,503	$10,237	$26,536	$16,404

EARNINGS PER SHARE:
Basic	$0.26	$0.20	$0.44	$0.32

Diluted	$0.25	$0.19	$0.43	$0.30

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	64,252,912	52,035,101	60,241,891	50,611,169

Diluted	66,409,915	55,351,796	62,190,157	54,209,546

CABELA’S INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollar Amounts in Thousands)

(Unaudited)

	Nine Months Ended
	October 2, 2004	September 27, 2003
CASH FLOWS FROM OPERATING ACTIVITIES	$(139,719)	$(93,121)
CASH FLOWS FROM INVESTING ACTIVITIES	(88,648)	(61,799)
CASH FLOWS FROM FINANCING ACTIVITIES	114,767	49,639

NET DECREASE IN CASH AND CASH EQUIVALENTS	(113,600)	(105,281)
CASH AND CASH EQUIVALENTS, Beginning of Period	192,581	178,636

CASH AND CASH EQUIVALENTS, End of Period	$78,981	$73,355

(Dollar Amounts in Thousands)

Segment Information:

	Three Months Ended		Nine Months Ended
	October 2, 2004	September 27, 2003	October 2, 2004	September 27, 2003
Direct revenue	$220,975	$212,911	$592,668	$565,217
Retail revenue	140,464	102,703	327,456	235,706
Financial services revenue	22,276	15,922	53,709	41,029
Other revenue	95	(327)	3,033	2,406

Total revenue	$383,810	$331,209	$976,866	$844,358

Direct operating income	$32,609	$35,430	$81,146	$84,567
Retail operating income	22,256	9,392	41,174	17,805
Financial services operating income	10,787	5,522	21,386	14,248
Other operating income (loss)	(40,157)	(32,785)	(102,276)	(87,404)

Total operating income	$25,495	$17,559	$41,430	$29,216

As a percentage of total revenue:
Direct revenue	57.6%	64.3%	60.7%	66.9%
Retail revenue	36.6%	31.0%	33.5%	27.9%
Financial services revenue	5.8%	4.8%	5.5%	4.9%
Other revenue	0.0%	-0.1%	0.3%	0.3%

Total revenue	100.0%	100.0%	100.0%	100.0%

As a percentage of segment revenue:
Direct operating income	14.8%	16.6%	13.7%	15.0%
Retail operating income	15.8%	9.1%	12.6%	7.6%
Financial services operating income	48.4%	34.7%	39.8%	34.7%
Total operating income	6.6%	5.3%	4.2%	3.5%

Financial Services Information:

The following table summarizes the results of the Company’s financial services segment on a GAAP basis. For credit card receivables securitized and sold, the loans are removed from the Company’s balance sheet and the net earnings on these securitized assets after paying outside investors are reflected as a component of securitization income on a GAAP basis. Net interest income on a GAAP basis includes interest and fee income, interest expense and provision for loan losses from credit card receivables the Company owns. Non-interest income on a GAAP basis includes servicing income, gains on sales of loans and income recognized on retained interests for the entire securitized portfolio, as well as, interchange income on the entire managed portfolio.

(Dollar Amounts in Thousands)

Financial Services Revenue as reported in

the Financial Statements:

	Three Months Ended		Nine Months Ended
	October 2, 2004	September 27, 2003	October 2, 2004	September 27, 2003
Interest and fee income	$3,778	$2,206	$8,789	$5,593

Interest expense	(735)	(731)	(2,261)	(2,481)

Net interest income	3,043	1,475	6,528	3,112

Noninterest income:
Securitization income	25,277	19,174	65,648	51,565
Other non-interest income	6,484	5,114	17,752	14,009

Total noninterest income	31,761	24,288	83,400	65,574

Less: Customer Rewards Costs	(12,528)	(9,841)	(36,219)	(27,657)

Financial services revenue	$22,276	$15,922	$53,709	$41,029

“Managed” credit card receivables represent credit card receivables owned by the Company plus securitized credit card receivables. Since the financial performance of the managed portfolio has a significant impact on the earnings received from servicing the portfolio, the Company believes the following table on a “managed” basis is important information to analyze revenue in the financial services segment. The following non-GAAP presentation reflects the financial performance of the credit card receivables owned by the Company plus those that have been sold and includes the effects of recording the retained interests at fair value. Interest, interchange (net of customer rewards) and fee income on both the owned and securitized portfolio are recorded in their respective line items. Interest paid to outside investors on the securitized receivables is included with other interest costs and included in interest expense. Credit losses on the entire managed portfolio are included in provision for loan losses. Although the Company’s financial statements are not presented in this manner, management reviews the performance of the managed portfolio in order to evaluate the effectiveness of the Company’s origination and collection activities, which ultimately affects the income received for servicing the portfolio.

(Dollar Amounts in Thousands Except Other Data)

Managed Financial Services Revenue:

	Three Months Ended		Nine Months Ended
	October 2, 2004	September 27, 2003	October 2, 2004	September 27, 2003
Interest income	$18,536	$13,823	$50,807	$39,741
Interchange income, net of customer reward costs	10,562	8,218	27,540	20,515
Other fee income	4,535	3,604	11,737	9,960
Interest expense	(6,883)	(5,435)	(18,950)	(15,768)
Provision for loan losses	(5,344)	(4,337)	(15,279)	(12,754)
Other	870	49	(2,146)	(665)

Net managed financial services revenue	$22,276	$15,922	$53,709	$41,029

As a Percentage of Managed Credit Card Loans
Managed Financial Services Revenue
Interest income	8.2%	7.6%	7.8%	7.8%
Interchange income, net of customer reward costs	4.6%	4.6%	4.3%	4.0%
Other fee income	2.0%	2.0%	1.8%	1.9%
Interest expense	-3.0%	-3.0%	-2.9%	-3.1%
Provision for loan losses	-2.4%	-2.4%	-2.4%	-2.5%
Other	0.4%	0.0%	-0.3%	-0.1%

Net managed financial services revenue	9.8%	8.8%	8.3%	8.0%

Average reported credit card loans	$80,933	$60,642	$76,766	$60,830
Average managed credit card loans	$908,623	$724,444	$863,354	$680,506

Other Data:
Average Active Accounts	619,250	523,549	602,187	507,295
Average Account Balance	$1,467	$1,384	$1,434	$1,341